Exhibit 99.1

For:        Standard Motor Products, Inc.

From:       Golin/Harris International
            Marlene Wechselblatt
            212-373-6000

            Standard Motor Products, Inc. Contact:
            James J. Burke, Chief Financial Officer
            718-392-0200

                     STANDARD MOTOR PRODUCTS, INC. ANNOUNCES

              SECOND QUARTER 2004 EARNINGS AND A QUARTERLY DIVIDEND

New York, NY, July 26,  2004......Standard  Motor Products, Inc. (NYSE:SMP),  an
automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months and six months ended June 30, 2004.

Consolidated net sales for the second quarter of 2004 were $235 million, compared to consolidated net sales of $166.1 million during the comparable quarter in 2003. Earnings from continuing operations for the second quarter of 2004 were $7.5 million or 38 cents per diluted share, compared to $4.3 million or 34 cents per diluted share in the second quarter of 2003.

Consolidated net sales for the six month period ended June 30, 2004 were $439.8 million, compared to consolidated net sales of $301.9 million during the comparable period in 2003. Earnings from continuing operations for the six month period ended June 30, 2004 were $7 million or 36 cents per diluted share, compared to $3.7 million or 30 cents per diluted share for the comparable period in 2003.

Mr. Lawrence Sills, Standard Motor Products' Chief Executive Officer, commented that "The consolidated net sales increase in the second quarter and the first half of 2004 was primarily related to the previously announced acquisition of Dana Corporation's Engine Management Division (DEM), effective as of June 30, 2003. Net sales generated in the second quarter from DEM were approximately $62 million. Excluding DEM net sales, our core Engine Management net sales increased $6.6 million or approximately 8% in the second quarter of 2004, compared to the comparable period in 2003. In our Temperature Control business, net sales were basically flat in the second quarter, but were approximately 4% higher in the first half of 2004, compared to the comparable period in 2003."

"Gross margins were 26.5% in the second quarter of 2004, compared to 26.4% in the comparable quarter of 2003 and 24.9% in the first quarter of 2004. We are beginning to see the benefits of the DEM integration, as well as our normal seasonal improvement in Temperature Control. Similar benefits were achieved in selling, general, and administrative (SG&A) expenses as we eliminated redundant costs from the DEM acquisition. SG&A expenses as a percentage of consolidated net sales were 19.6% in the second quarter of 2004, compared to 19.7% in the comparable quarter in 2003."

Mr. Sills added, "We remain on target for completing the DEM integration by year end. All manufacturing and customer/shipping moves have now been implemented, though we are still doing some packaging in Nashville. We have previously announced exit plans for seven DEM facilities; all will be completed by the end of the third quarter of 2004."

Mr. Sills concluded, "We continue to believe that the DEM integration will enable us to generate incremental profits throughout 2004 and an ongoing $40-45 million operating income from the acquisition beginning in 2005."

The Company also announced changes to the membership of its Board of Directors. Effective July 20, 2004, Mr. Arthur Davis and Ms. Marilyn Fife Cragin retired and have been replaced by Mr. Peter Sills and Mr. Richard S. Ward.

Mr. Larry Sills commented, "We sincerely thank Art and Marilyn for their years of service and excellent contributions to the growth of the Company. We now welcome Peter to the Board, where his knowledge of the Company and his legal background will be an excellent asset. Finally, we are pleased to announce that Richard Ward has joined our Board. Dick served as General Counsel, Executive Vice President, and Corporate Secretary of ITT Corporation, and he will bring an added dimension to our Board. Six of our nine Board members are now independent, with three from the founding family.

The Board of Directors has approved payment of a quarterly dividend of nine cents per share on the common stock outstanding. The dividend will be paid on September 1, 2004 to stockholders of record on August 13, 2004.

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Monday July 26, 2004. The dial in number is 800-362-0653. The playback number is 800-934-3941 (domestic) 402-220-1157 (international) and the ID # is STANDARD.

UNDER THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, STANDARD MOTOR PRODUCTS CAUTIONS INVESTORS THAT ANY FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY, INCLUDING THOSE THAT MAY BE MADE IN THIS PRESS RELEASE, ARE BASED ON MANAGEMENT'S EXPECTATIONS AT THE TIME THEY ARE MADE, BUT THEY ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS, EVENTS OR PERFORMANCE TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS, EVENTS OR PERFORMANCE TO DIFFER MATERIALLY FROM THOSE RISKS AND UNCERTAINTIES DISCUSSED IN THIS PRESS RELEASE, AND DETAILED FROM TIME-TO-TIME IN PRIOR PRESS RELEASES AND IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q. BY MAKING THESE FORWARD LOOKING STATEMENTS, STANDARD MOTOR PRODUCTS UNDERTAKES NO OBLIGATION OR INTENTION TO UPDATE THESE STATEMENTS AFTER THE DATE OF THIS RELEASE.

                                       ###

                                                       STANDARD MOTOR PRODUCTS, INC.
                                                   CONSOLIDATED STATEMENTS OF OPERATIONS


(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                                         THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                              JUNE 30,                      JUNE 30,
                                                                         2004           2003           2004           2003
                                                                       --------       --------       --------       --------

NET SALES                                                              $235,049       $166,125       $439,830       $301,850

COST OF SALES                                                           172,781        122,306        326,602        223,491
                                                                       --------       --------       --------       --------

GROSS PROFIT                                                             62,268         43,819        113,228         78,359

SELLING, GENERAL & ADMINISTRATIVE EXPENSES                               46,150         32,725         93,478         64,715
INTEGRATION COSTS                                                         2,556            554          3,923            776
                                                                       --------       --------       --------       --------

OPERATING INCOME                                                         13,562         10,540         15,827         12,868

OTHER INCOME (EXPENSE), NET                                                 700           (129)           943           (403)

INTEREST EXPENSE                                                          4,205          3,188          7,439          6,206
                                                                       --------       --------       --------       --------

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES                         10,057          7,223          9,331          6,259

INCOME TAX EXPENSE                                                        2,514          2,923          2,333          2,566
                                                                       --------       --------       --------       --------

EARNINGS FROM CONTINUING OPERATIONS                                       7,543          4,300          6,998          3,693

LOSS FROM DISCONTINUED OPERATION, NET OF TAX                               (851)          (433)        (1,276)          (781)
                                                                       --------       --------       --------       --------

NET EARNINGS                                                             $6,692         $3,867         $5,722         $2,912
                                                                       ========       ========       ========       ========


NET EARNINGS PER COMMON SHARE:

   BASIC EARNINGS FROM CONTINUING OPERATIONS                              $0.39          $0.34          $0.36          $0.30
   DISCONTINUED OPERATION                                                 (0.04)         (0.03)         (0.06)         (0.06)
                                                                       --------       --------       --------       --------
   NET EARNINGS PER COMMON SHARE - BASIC                                  $0.35          $0.31          $0.30          $0.24
                                                                       ========       ========       ========       ========


   DILUTED EARNINGS FROM CONTINUING OPERATIONS                            $0.38          $0.34          $0.36          $0.30
   DISCONTINUED OPERATION                                                 (0.04)         (0.03)         (0.06)         (0.06)
                                                                       --------       --------       --------       --------
   NET EARNINGS PER COMMON SHARE - DILUTED                                $0.34          $0.31          $0.30          $0.24
                                                                       ========       ========       ========       ========


WEIGHTED AVERAGE NUMBER OF COMMON SHARES                             19,346,553     12,493,796     19,290,048     12,234,764
WEIGHTED AVERAGE NUMBER OF COMMON SHARES AND DILUTIVE SHARES         22,247,798     15,334,225     19,394,511     12,305,907


                             STANDARD MOTOR PRODUCTS
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)

                                     ASSETS

                                          June 30        December 31,
                                           2004              2003
                                       ----------        ------------

Cash and cash equivalents              $   11,152        $  19,647

Accounts receivable, gross                228,844          179,232
Allowance for doubtful accounts             6,556            5,009
                                       ----------        ---------
Accounts receivable, net                  222,288          174,223

Inventories                               265,102          253,754
Other current assets                       23,182           20,547
                                       ----------        ---------
Total current assets                      521,724          468,171
                                       ----------        ---------

Property, plant and equipment, net        106,810          112,549
Goodwill and other intangibles             72,630           71,843
Other assets                               41,879           41,962
                                       ----------        ---------
Total assets                           $  743,043        $ 694,525
                                       ==========        =========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Notes payable                          $  124,418        $  99,699
Current portion of long term debt             534            3,354
Accounts payable trade                     76,103           58,029
Accrued customer returns                   26,516           24,115
Restructuring accrual                      11,000           16,000
Other current liabilities                  81,229           75,641

                                       ----------        ---------
Total current liabilities                 319,800          276,838
                                       ----------        ---------

Long-term debt                            114,507          114,757
Accrued asbestos liabilities               23,469           24,426
Postretirement & other liabilities         39,893           36,848
Restructuring accrual                      15,588           15,615

                                       ----------        ---------
Total liabilities                         513,257          468,484
                                       ----------        ---------
Total stockholders' equity                229,786          226,041

                                       ----------        ---------
Total liabilities and stockholders'    $  743,043        $ 694,525
equity                                 ==========        =========